LIMITED WAIVER AGREEMENT

This Limited Waiver Agreement (the “Agreement”), dated as of October 14, 2026, is entered into by and between ECARX Holdings Inc., an exempted company incorporated under the laws of the Cayman Islands with offices located at International House, 1 St. Katharine’s Way, London E1W 1UN, United Kingdom (the “Company”) and the investor identified on the signature pages hereto (the “Investor”). Any term not defined herein shall have the meaning as set forth in the Securities Purchase Agreement (as defined below).
WHEREAS, prior to the date hereof, the Company and the Investor have entered into that certain Securities Purchase Agreement, dated October 30, 2025 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company (a) issued certain senior convertible notes of the Company to the Investor and (b) agreed to issue to the Investor, in one or more closings, certain additional senior convertible notes of the Company (each, an “Additional Note”, and collectively, the “Additional Notes”);
WHEREAS, the Company desires that, among other things, the Investor waive irrevocably and in its entirety, Section 1(b)(ii) of the Securities Purchase Agreement such that each Additional Closing Expiration Date (including the First Tranche Additional Closing Expiration Date and the Second Tranche Additional Closing Expiration Date) shall be deemed to have occurred on the Effective Date (as defined below) and to waive irrevocably all rights of the Investor to deliver any Additional Closing Notice and to purchase, or to require the Company to issue and sell, any Additional Notes at any Additional Closing (the “Limited Waiver”); and
WHEREAS, as consideration for the Investor granting the Limited Waiver, the Company desires to pay the Investor an aggregate of $10,000,000, in U.S. dollars and immediately available funds (the “Waiver Consideration”), in accordance with the terms hereof, against the Investor’s due execution and delivery of this Agreement and the grant of the Limited Waiver (such payment being expressly conditioned upon such execution, delivery and grant), by wire transfer in accordance with the wire instructions set forth on Schedule I attached hereto (the “Wire Instructions”).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Company and the Investor agree as follows:
A G R E E M E N T
1.Effective Date. Effective as of the later of (a) the date of the due execution and delivery of this Agreement by the parties hereto and (b) the date the Company shall have paid the Waiver Consideration to the Investor in accordance with the Wire Instructions and the Legal Fee Amount (as defined below) to Kelley Drye & Warren, LLP (the “Effective Date”), it being understood and agreed that payment of the Waiver Consideration and Legal Fee Amount shall be made within 14 calendar days after the date of this Agreement.
2.Limited Waiver.

2.1Irrevocable Waiver. Effective as of the Effective Date, the Investor hereby unconditionally, irrevocably, absolutely and permanently grants the Limited Waiver. Each Additional Closing Expiration Date shall be deemed to have occurred on the Effective Date.
2.2No Revival. The Limited Waiver is not, and shall not be capable of being, revoked, withdrawn, rescinded, revived or reinstated for any reason whatsoever, whether by the Investor or otherwise, including by reason of the occurrence or continuance of any Event of Default as defined under any Note.
3.Limitation of Waiver. The Limited Waiver set forth herein constitutes an irrevocable waiver and is limited to the matters expressly waived herein and should not be construed as an indication that the Investor would be willing to agree to any future modifications to, consent of, or waiver of any other terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may exist or occur thereunder.
4.Ratifications. Except as otherwise expressly provided herein or agreed between the Company and the Investor, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.
5.Fees and Expenses. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the Investor) an aggregate non-accountable amount of $10,000 (the “Legal Fee Amount”) for fees, costs and expenses incurred by it in connection with drafting and negotiation of this Agreement in accordance with the Wire Instructions. Except as provided in the preceding sentence, each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby.
6.Miscellaneous.
6.1Disclosure of Limited Waiver. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the fourth (4th) Business Day after the date of this Agreement, file a Report of Foreign Issuer on Form 6-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement as an exhibit to such filing (including all attachments, the “6-K Filing”). From and after the filing of the 6-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Investor by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Agreement or as otherwise disclosed in the 6-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Investor or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to this Agreement; provided, that the Company shall be entitled, without the prior approval of the Investor, to make a press release or other public disclosure with respect to this Agreement (i) in substantial conformity with the 6-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release to the extent the Investor is named in such press release or disclosure). Without the prior written consent of the Investor (which may be granted or withheld in the Investor's sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Investor in any filing, announcement, release or otherwise.

6.2Additional Investor Representations and Covenants. The Investor represents and warrants to the Company as of the date hereof and as of the Effective Date that: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to enter into and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Investor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and similar laws and general principles of equity; (c) it is the sole Buyer (as defined in the Securities Purchase Agreement) under the Securities Purchase Agreement and the sole legal and beneficial owner of all Notes (as defined in the Securities Purchase Agreement) and of all rights to any Additional Closing thereunder, and it has not assigned, transferred, pledged or encumbered any such right to any person; (d) it constitutes the “Required Holders” (as defined in the Securities Purchase Agreement); (e) it has not delivered any Additional Closing Notice, and no Additional Closing has occurred or is expected to occur, under the Securities Purchase Agreement; and (f) it has not assigned, transferred or otherwise disposed of, and there is no agreement or arrangement pursuant to which it may assign, transfer or otherwise dispose of, any right to any Additional Closing. The Investor shall not assign or transfer any of its rights or obligations relating to any Additional Closing without the prior written consent of the Company.
6.3Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.
6.4
[Signature Page to Follow]

IN WITNESS WHEREOF, each of the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
ECARX HOLDINGS INC. By: /s/ SHEN Ziyu Name: SHEN Ziyu Title: Director

INVESTOR:
ATW MOBILITY SPV LLC By: /s/ Antonio Ruiz-Gimenez Name: Antonio Ruiz-Gimenez Title: Authorized Signatory

[Signature Page to Limited Waiver Agreement]

SCHEDULE I